                                                                    EXHIBIT 10.1

                             UNION VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "AGREEMENT") is entered into as of June 30, 2006, among UNIONBANCORP, INC., a Delaware corporation ("UNION"), CENTRUE FINANCIAL CORPORATION, a Delaware corporation ("CENTRUE"), and each of the undersigned stockholders of Union (collectively referred to in this Agreement as the "PRINCIPAL STOCKHOLDERS," and individually as a "PRINCIPAL STOCKHOLDER.")

                                    RECITALS

     A. As of the date hereof, each Principal Stockholder is the owner of the number of shares of Union common stock, $1.00 par value per share ("UNION COMMON STOCK"), as is set forth opposite such Principal Stockholder's name on the signature page attached hereto and such total number of shares represents approximately the percentage of the issued and outstanding shares of Union's voting stock that is also set forth thereon opposite such Principal Stockholder's name.

     B. Centrue and Union are contemplating a reorganization through the merger (the "MERGER") of Centrue with and into Union pursuant to an Agreement and Plan of Merger dated of even date herewith (the "MERGER AGREEMENT").

     C. Centrue is unwilling to expend the substantial time, effort and expense necessary to implement the Merger, including applying for and obtaining necessary approvals of regulatory authorities, unless all of the Principal Stockholders, which consist as a group of the directors of Union and UnionBank who are holders of Union Common Stock, enter into this Agreement.

     D. Each Principal Stockholder believes it is in his or her best interest as well as the best interest of Union to consummate the Merger.

                                   AGREEMENTS

     In consideration of the foregoing premises, which are incorporated herein by this reference, and the covenants and agreements of the parties herein contained, and as an inducement to Centrue to enter into the Merger Agreement and to incur the expenses associated with the Merger, the parties hereto, intending to be legally bound, hereby agree as follows:

     SECTION 1. DEFINITIONS; CONSTRUCTION. All terms that are capitalized and used herein (and are not otherwise specifically defined herein) shall be used in this Agreement as defined in the Merger Agreement. The parties hereby incorporate by this reference the principles of construction set forth in
Section 1.2 of the Merger Agreement.

     SECTION 2. REPRESENTATIONS AND WARRANTIES. Each Principal Stockholder represents and warrants that as of the date hereof, he or she:

          (A) owns beneficially and of record the number of shares of Union Common Stock as is set forth opposite such Principal Stockholder's name on the signature page attached hereto, all of which shares are, except as set forth on
Schedule 1 to this Agreement, free and clear of all liens, pledges, security interests, claims, encumbrances, options, voting agreements, proxies, agreements to sell and commitments of every kind (collectively, "ENCUMBRANCES");

          (B) has the sole, or joint with any other Principal Stockholder, voting power with respect to such shares of Union Common Stock, and that, except for any Union Stock Options or Union Common Stock held under any Union Employee Benefit Plan, he or she does not own or hold any rights to acquire any additional shares of Union's capital stock or any interest therein or any voting rights with respect to any additional shares; and

          (C) has all necessary power and authority to enter into this Agreement and further represents and warrants that this Agreement is the legal, valid and binding agreement of such Principal Stockholder, and is enforceable against such Principal Stockholder in accordance with its terms.

     SECTION 3. VOTING AGREEMENT. Each Principal Stockholder hereby agrees that at any meeting of Union's stockholders however called, and in any action by written consent of Union's stockholders, such Principal Stockholder shall vote all shares of Union Common Stock now or at any time hereafter owned or controlled by him or her:

          (A) in favor of the Merger and the other Contemplated Transactions as described in the Merger Agreement, and any action or agreement that would reasonably be expected to facilitate the Contemplated Transactions;

          (B) against any acquisition of any capital stock of Union or UnionBank through purchase, merger, consolidation or otherwise, or the acquisition by any method of a substantial portion of the assets of Union or UnionBank, in any such case by any party other than Centrue or its Subsidiaries (an "ACQUISITION TRANSACTION");

          (C) against any action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation of Union under the Merger Agreement; and

          (D) against any action or agreement that would reasonably be expected to impede or interfere with the Contemplated Transactions, including any: (i) change in Union's board of directors; (ii) change in Union's present capitalization; or (iii) other material change in Union's corporate structure or business, in each such case except as expressly contemplated by the Merger Agreement or otherwise agreed to in writing by Centrue.

     SECTION 4. ADDITIONAL COVENANTS. Except as required by law, each Principal Stockholder agrees that he or she will:

          (A) not, and will not permit any of his or her Affiliates, prior to the Effective Time to sell, assign, transfer or otherwise dispose of, create an Encumbrance with respect to, or permit to be sold, assigned, transferred or otherwise disposed of, any Union Common Stock owned of record or beneficially by such Principal Stockholder, whether such shares of Union

Common Stock are owned of record or beneficially by such Principal Stockholder on the date of this Agreement or are subsequently acquired by any method, except: (i) for transfers by will or by operation of law (in which case this Agreement shall bind the transferee); (ii) with the prior written consent of Centrue (which consent shall not be unreasonably withheld), for any sales, assignments, transfers or other dispositions necessitated by hardship; or (iii) as Centrue may otherwise agree in writing;

          (B) not, and will not permit any of his or her Affiliates, directly or indirectly (including through its Representatives), to initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to an Acquisition Transaction, or provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction or agree to or otherwise assist in the effectuation of any Acquisition Transaction;

          (C) not vote or execute any written consent to rescind or amend in any manner any prior vote or written consent to approve or adopt the Merger Agreement or any of the other Contemplated Transactions;

          (D) at Centrue's request, use his or her best efforts to cause any necessary meeting of Union's stockholders to be duly called and held, or any necessary consent of stockholders to be obtained, for the purpose of approving or adopting the Merger Agreement and the other Contemplated Transactions;

          (E) cause any of his or her Affiliates to cooperate fully with Centrue in connection with the Merger Agreement and the Contemplated Transactions; and

          (F) execute and deliver such additional instruments and documents and take such further action as may be reasonably necessary to effectuate and comply with his or her respective obligations under this Agreement.

     SECTION 5. TERMINATION. Notwithstanding any other provision of this Agreement, this Agreement shall automatically terminate on the earlier of: (i) the date of termination of the Merger Agreement as set forth in Article 11 thereof, as such termination provisions may be amended by Centrue and Union from time to time; or (ii) the Effective Time.

     SECTION 6. REMEDIES. Each Principal Stockholder understands and acknowledges that if he or she should breach any of his or her covenants contained in this Agreement, the damage to Centrue would be indeterminable in view of the inability to measure the ultimate value and benefit to Centrue resulting from its contemplated combination with Union, and that Centrue therefore would not have an adequate remedy at law to compensate Centrue for any such breach. Each Principal Stockholder agrees that in addition to any other remedy available to Centrue at law or in equity, Centrue shall be entitled to specific performance of this Agreement by such Principal Stockholder upon application to any court having jurisdiction over the parties. Accordingly, each Principal Stockholder: (a) irrevocably waives, to the extent permitted by law, any defense that he or she might have based on the adequacy of a remedy at law that might be asserted as a bar to specific performance, injunctive relief or other equitable relief; and (b) agrees to the granting of injunctive relief without the posting of any bond and further agrees that if any bond shall be required, such bond shall be in a nominal amount.

     SECTION 7. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by Centrue, Union and all of the Principal Stockholders.

     SECTION 8. ENTIRE AGREEMENT. This Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreement and written agreements related thereto. Except for the Merger Agreement, this Agreement supersedes any agreements among any of Union, its stockholders or Centrue concerning the acquisition, disposition or control of any Union Common Stock.

     SECTION 9. ABSENCE OF CONTROL. Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that neither Union nor Centrue by reason of this Agreement shall be deemed (until consummation of the Contemplated Transactions) to control, directly or indirectly, any other party and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of any such other party. Pursuant to Section 2.11 in the Merger Agreement, nothing contained herein shall be deemed to grant Centrue an ownership interest in any shares of Union Common Stock.

     SECTION 10. INFORMED ACTION. Each Principal Stockholder acknowledges that he or she has had an opportunity to be advised by counsel of his or her choosing with regard to this Agreement and the transactions and consequences contemplated hereby. Each Principal Stockholder further acknowledges that he or she has received a copy of the Merger Agreement and is familiar with its terms.

     SECTION 11. SEVERABILITY. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

     SECTION 12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     SECTION 13. GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Illinois applicable to agreements made and wholly to be performed in such state without regard to conflicts of laws.

     SECTION 14. JURISDICTION AND SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought only in the courts of the State of Illinois, County of LaSalle or, if it has or can acquire jurisdiction, in the United States District Court serving the County of LaSalle, and each of the


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

parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     SECTION 15. SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Centrue and Union, and their successors and permitted assigns, and the Principal Stockholders and their respective spouses, executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Agreement shall survive the death or incapacity of any Principal Stockholder. This Agreement may not be assigned by any party.

     SECTION 16. DIRECTORS. The parties hereto acknowledge that each Principal Stockholder is entering into this agreement solely in his or her capacity as a Union stockholder and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any Principal Stockholder, in his or her capacity as a director of Union or a director of UnionBank, as applicable, to act or fail to act in accordance with his or her fiduciary duties in such director capacity. Furthermore, no Principal Stockholder makes any agreement or understanding herein in his or her capacity, if any, as a director of Union or UnionBank. For the avoidance of doubt, nothing in this SECTION 16 shall in any way limit, modify or abrogate any of the obligations of the Principal Stockholders hereunder to vote the shares owned by him or her in accordance with the terms of the Agreement and not to transfer any shares except as permitted by this Agreement.

                      [THIS SPACE LEFT INTENTIONALLY BLANK]


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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement individually, or have caused this Agreement to be executed by their respective officers, on the day and year first written above.

CENTRUE FINANCIAL CORPORATION           UNIONBANCORP, INC.


By: /s/ Thomas A. Daiber                By: /s/ Scott A. Yeoman
    ---------------------------------       ------------------------------------
Name: Thomas A. Daiber                  Name: Scott A. Yeoman
Title: Chief Executive Officer          Title: President and CEO


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

                 [SIGNATURE PAGE OF VOTING AGREEMENT CONTINUED]

                                                       PERCENTAGE
PRINCIPAL STOCKHOLDERS                  SHARES OWNED    OWNERSHIP
----------------------                  ------------   ----------


/s/ Richard J. Berry                       29,529         .789%
-------------------------------------
Signature

Richard J. Berry
Printed Name


/s/ Walter E. Breipohl                     17,829         .476%
-------------------------------------
Signature

Walter E. Breipohl
Printed Name


/s/ Robert J Doty                           2,984        .0080%
-------------------------------------
Signature

Robert J. Doty
Printed Name


/s/ Dennis J. McDonnell                   653,158*       17.451%
-------------------------------------
Signature

                                          *includes
                                           86,070
                                          preferred
Dennis J. McDonnell                      convertible
Printed Name                               shares


/s/ I.J. Reinhardt, Jr.                    12,300         .329%
-------------------------------------
Signature

I.J. Reinhardt, Jr.
Printed Name


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

                                                       PERCENTAGE
PRINCIPAL STOCKHOLDERS                  SHARES OWNED    OWNERSHIP
----------------------                  ------------   ----------


/s/ John A. Shinkle                         7,040         .188%
-------------------------------------
Signature

John A. Shinkle
Printed Name


/s/ Scott C. Sullivan                      12,968         .346%
-------------------------------------
Signature

Scott C. Sullivan
Printed Name


/s/ John A. Trainor                        22,464         .600%
-------------------------------------
Signature

John A. Trainor
Printed Name


/s/ Scott A. Yeoman                         3,300         .088%
-------------------------------------
Signature

Scott A. Yeoman
Printed Name

Total                                     761,572       20.348%

                                   SCHEDULE 1

                                     PLEDGES

        NAME           PLEDGE INFORMATION
        ----           ------------------
Richard J. Berry       None are pledged.

Walter E. Breipohl     None are pledged.

Robert J. Doty         None are pledged.

Dennis J. McDonnell    142,100  shares are pledged in a margin account at Morgan
                       Stanley-Dennis J. McDonnell Trust Account;

                       40,000 shares are pledged in a margin account at Wachovia-Dennis J. and Kathleen McDonnell

I. J. Reinhardt, Jr.   None are pledged.

John A. Shinkle        4,220 shares are pledged in a margin account at Stifel
                       Nicolaus

Scott A. Sullivan      None are pledged.

John A. Trainor        None are pledged.

Scott A. Yeoman        All shares are pledged in a margin account at eTrade.


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